UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

        On July 28, 2005, the Company’s Board of Directors established cash compensation for the Company’s named executive officers for the 2006 fiscal year as set forth below.

	Fiscal 2006 Base Salary		Target Bonus as a % of Salary
Thomas Edman	$350,000		75%
President and CEO

Lawrence Firestone	$240,000		50%
Chief Financial Officer

Joachim Nell	$253,000**		40%
Executive Vice President, Sales and
Marketing

J. H. Bae	$215,000**		40%
Vice President, Asia Pacific

James Scholhamer	$185,000	*	40%
Senior Vice President, Operations

                   *excluding expatriate payments of $83,619

                   **Fiscal 2006 base salary for Messrs. Nell and Bae are converted to U.S. dollars from Euros and Korean Won, respectively.

        The actual bonuses paid to be are based either wholly (for Messrs. Edman and Firestone) or 80% (for the other named executive officers) on four target measurements of Company performance based on bookings, sales, gross margin and operating profit. One-quarter of the target bonus applicable to Company performance is earned by achieving one of the targets. For two factors, a bonus of between 80% and 120% of the portion of the bonus attributable to that factor may be earned based on actual performance compared to target performance within that range. The portion of the bonus attributable to the other two factors may be earned on a formula basis in the range of 25% to 150% depending on actual performance compared to target performance.

        Twenty percent of the target bonus for Messrs. Nell, Bae and Scholhamer is based upon individual performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2005.	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer